UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 12, 2016

ADURO BIOTECH, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37345	94-3348934
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

740 Heinz Avenue

Berkeley, California 94710

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (510) 848-4400

626 Bancroft Way, 3C

Berkeley, California 94710

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On September 12, 2016, the Compensation Committee of the Board of Directors of Aduro Biotech, Inc. (the “Company”) adopted a form of Restricted Stock Unit Grant Notice and Restricted Stock Unit Award Agreement (the “Restricted Stock Unit Agreement”), which is intended to serve as a standard form agreement for restricted stock unit grants issued to employees, executive officers, directors and consultants (“Service Providers”) under the Company’s 2015 Equity Incentive Plan (the “Plan”) and describes, among other things, the vesting, settlement, transferability and withholding obligations of the restricted stock unit awards granted thereunder. The Company may in the future grant equity awards to its Service Providers in accordance with the terms of the Restricted Stock Unit Agreement.

The foregoing description of the form Restricted Stock Unit Agreement does not purport to summarize all of its provisions and is qualified in its entirety by reference to the form Restricted Stock Unit Agreement attached hereto as Exhibit 10.1 and incorporated herein by reference. From time to time, the Company may issue restricted stock units under the Equity Incentive Plan on terms materially different from those contained in the form Restricted Stock Unit Agreement filed herewith.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit	Description

10.1	Form of Restricted Stock Unit Grant Notice and Restricted Stock Unit Award Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADURO BIOTECH, INC.

Dated: September 14, 2016	By:	/s/ Jennifer Lew
Jennifer Lew
Senior Vice President of Finance

EXHIBIT INDEX

Exhibit	Description

10.1	Form of Restricted Stock Unit Grant Notice and Restricted Stock Unit Award Agreement